UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2025 Trinseo PLC (the “Company”) received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating the Company is not currently in compliance with two of the NYSE’s continued listing standards (the “Listing Standards”).

First, the Notice indicated that the Company was not currently in compliance with the Listing Standard set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “Minimum Market Capitalization Standard”) due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million. As described in the Notice, as of December 11, 2025, the Company’s 30 trading-day average market capitalization was approximately $35.6 million and its last reported stockholders’ deficit as of September 30, 2025 was approximately ($861.6) million.

Second, the Notice also indicated that the Company was not currently in compliance with the Listing Standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (the “Minimum Share Price Criteria”) due to the fact that the average closing price of the Company’s ordinary shares had fallen below $1.00 per share over a period of 30 consecutive trading days. As described in the Notice, as of December 11, 2025, the Company’s 30 trading-day average closing price was $0.99.

In accordance with applicable NYSE procedures, within 10 days from receipt of the Notice, the Company intends to notify the NYSE of (i) the Company’s intention to regain compliance with the Minimum Share Price Criteria within six months of the Notice (the “Share Price Cure Period”) and (ii) its intention to submit a plan to the NYSE, within 45 days from receipt of the Notice, advising it of the definitive actions the Company has taken, is taking, or plans to take that would bring it into conformity with the Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Market Cap Cure Period”). Upon receipt of such plan, the NYSE will have up to 45 days to evaluate the plan and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant listing standards within the Market Cap Cure Period. If the NYSE accepts the Company’s plan, the NYSE will review the Company on a quarterly basis to confirm compliance with the plan. If the Company’s plan is not accepted, the Company fails to comply with the plan, or does not meet the Minimum Market Capitalization Standard at the end of the Market Cap Cure Period, it will be subject to NYSE’s prompt initiation of suspension and delisting procedures.

The Company can regain compliance of the Minimum Share Price Criteria at any time within the Share Price Cure Period if, on the last trading day of any calendar month during such cure period, the Company has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month. If the Company does not regain compliance during the Share Price Cure Period, it will be subject to NYSE’s prompt initiation of suspension and delisting procedures.

The Notice has no immediate impact on the listing of the Company’s ordinary shares, which will continue to be listed and traded on the NYSE during the available cure periods, subject to the NYSE’s acceptance of the Company’s plan, the Company’s continued compliance with the plan and NYSE’s other continued listing standards. However, the Company’s trading symbol will have an added designation of “.BC” to indicate that the status of the Company’s ordinary shares as below criteria with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.

The current noncompliance with the NYSE listing standards does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements.

Cautionary Note on Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” ”estimate,” “see,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, the Company’s ability to develop a plan to regain compliance with the market capitalization continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards during the available cure period; the Company’s ability to regain compliance with the minimum share price continued listing criteria of the NYSE and to continue to comply with other applicable listing standards during the available cure period; risks arising from the potential suspension of trading of the Company’s ordinary shares on the NYSE; risks related to the potential delisting of the Company’s ordinary shares from the NYSE; conditions in the global economy and capital markets, including persistent decreased customer demand and the impact of tariffs on global trade relations; our ability to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ITEM 7.01Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release regarding receipt of the Notice. The press release is attached hereto as Exhibit 99.1.

The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 8.01Other Events.

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) with the following risk factor:

There can be no assurance that we will be able to comply with the continued listing standards of the NYSE, which could result in the delisting of our securities, limit investors’ ability to make transactions in our securities, and subject our shares to additional trading restrictions or requirements.

On December 12, 2025, we received a written notice from the NYSE (the “Notice”) indicating that we no longer comply with the NYSE’s continued listing standards set forth in Section 802.01B because our average global market capitalization over a 30 consecutive trading-day period was less than $50.0 million and, at the same time, our stockholders’ equity was less than $50.0 million. As described in the Notice, as of December 11, 2025, our 30 trading-day average global market capitalization was approximately $35.6 million and our last reported stockholders’ deficit as of September 30, 2025, was approximately ($861.6) million. In accordance with applicable NYSE procedures, we intend to submit a plan to the NYSE advising it of the definitive actions we plan to take that we anticipate will bring us into conformity with the NYSE’s minimum market capitalization standard within 18 months of receipt of the Notice.

On December 12, 2025, we also received written notice from the NYSE indicating that we are no longer in compliance with the NYSE’s continued listing standard set forth in Section 802.01C because our average closing share price has fallen below $1.00 per share for 30 consecutive trading days (the “Share Price Notice”). In accordance with applicable NYSE procedures, within 10 days from receipt of the Share Price Notice, we intend to notify the NYSE of our intention to regain compliance with Section 802.01C of the NYSE continued listing standards. If on the last trading day of any calendar month during the six-month cure period, our ordinary shares have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month, we may regain compliance with the $1.00 minimum share price rule. If we are unable to regain compliance with the $1.00 share price rule within this period, the NYSE may initiate procedures to suspend and delist our ordinary shares.

Additionally, our ordinary shares could be delisted if (i) our average market capitalization over a consecutive 30 trading-day period is less than $15 million or (ii) our ordinary shares trade at an “abnormally low” price. In either case, our ordinary shares would be suspended from trading on the NYSE immediately, and the NYSE would begin the process to delist our ordinary shares, subject to our right to appeal under NYSE rules. If any of these were to occur, there is no assurance that any appeal we undertake in these or other circumstances would be successful, nor is there any assurance that we will remain in compliance with the other NYSE continued listing standards.

If the NYSE delists our ordinary shares from trading on its exchange for failure to meet the continued listing standards, we and our securityholders could face material adverse consequences including:

•	a limited availability of market quotations for our ordinary shares;
•	reduced liquidity and market price for our ordinary shares;
•	application of Irish stamp duty to the purchase of the Company’s ordinary shares;
•	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	negative impact to our reputation or our business;
•	impairment of our ability to award equity incentives to our employees;
•	a limited amount of analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In the event of a delisting of our ordinary shares, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our ordinary shares, prevent our ordinary shares from dropping below the NYSE minimum share price requirement or prevent future non-compliance with the NYSE’s listing standards. Additionally, if our ordinary shares are not listed on, or becomes delisted from, the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our ordinary shares may be more limited than if we were quoted or listed on the NYSE or another national securities exchange.

ITEM 9.01 99.1	Exhibits. Press Release of Trinseo PLC dated December 15, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: December 15, 2025